UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2013
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.)	20-1142292 (BioMed Realty Trust, Inc.)
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 1, 2013, BioMed Realty Trust, Inc. (the “Company”) amended and restated the Company's bylaws. The following sets forth a summary of the amendments to the bylaws, which does not purport to be complete and is qualified in its entirety by reference to the full text of the Company's Third Amended and Restated Bylaws filed as Exhibit 3.1 to this current report and incorporated herein by reference.
Adoption of Majority Voting Standard in Uncontested Director Elections
The amended bylaws provide for majority voting in uncontested elections of directors. A director nominee may be elected only upon the affirmative vote of a majority of the total votes cast for and against such nominee. The amended bylaws retain plurality voting for contested director elections. Prior to the adoption of the amended bylaws, members of the Company's board of directors were elected by a plurality of the votes cast, whether or not the election was contested.
In connection with the amended bylaws establishing the new majority voting standard for the election of directors, the Company adopted an amendment to its Corporate Governance Guidelines to provide that if an incumbent director fails to receive the required vote for re-election, he or she must submit his or her resignation to the board of directors. The amended Corporate Governance Guidelines provide that the nominating and corporate governance committee of the board will consider such offer and recommend to the board whether to accept the offer to resign. The board will decide whether to accept any such tendered resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the director will continue to serve until the director's successor is duly elected and qualified or until the director's earlier resignation or removal. The amended Corporate Governance Guidelines are available on the Company's website at www.biomedrealty.com.
Other Changes
In addition to the adoption of majority voting for director elections, the amended bylaws:

•	clarify that notices of stockholders' meetings may be given by electronic notice as permitted by Maryland law and federal proxy rules;

•	include requirements relating to information that a stockholder submitting notice of director nominations or other business proposals must provide;

•	clarify the procedure for director resignations;

•	provide that the Company's stockholders and the board have concurrent power to fill a vacancy on the board which results from the removal of a director;

•	provide for procedural flexibility for board meetings and actions in the event of a catastrophe or other similar emergency;

•	clarify that the rights to indemnification and advance of expenses for any director or officer are vested immediately upon the election of such director or officer;

•
remove certain unnecessary provisions of the bylaws relating to liability for losses which may occur by reason of the failure of a financial institution and provision of surety bonds by directors for the performance of their duties; and

•	include certain non-substantive editorial changes.

Item 9.01 Financial Statements and Exhibits.
(d)     The following exhibit is filed herewith:

Exhibit
Number	Description of Exhibit
3.1	Third Amended and Restated Bylaws of BioMed Realty Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2013	BIOMED REALTY TRUST, INC.
By: /s/ Greg N. Lubushkin
Name: Greg N. Lubushkin Title: Chief Financial Officer